UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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DAYBREAK OIL AND GAS, INC.

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DAYBREAK OIL AND GAS, INC.
601 W. Main Avenue, Suite 1012
Spokane, WA 99201
May 27, 2008
To Our Shareholders:
     We cordially invite you to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of Daybreak Oil and Gas, Inc. to be held on Thursday, June 26, 2008, at 11:00 a.m., (PDT), at 601 W. Main Avenue, Spokane, Washington 99201. The following items are enclosed with respect to our Annual Meeting:
•	Notice of the Annual Meeting

•	Proxy Statement

•	Proxy Card
     We encourage you to read all of the materials to learn about the business to come before the meeting. Your participation is important, regardless of the number of shares you own. To ensure your representation at the meeting, please promptly sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.
     We look forward to seeing you on June 26th.

Sincerely,

/s/ Dale B. Lavigne

Dale B. Lavigne
Chairman of the Board of Directors

Notice of Annual Meeting of Shareholders
To Be Held
Notice Is Hereby Given that the 2008 Annual Meeting of Shareholders of Daybreak Oil and Gas, Inc. (“Daybreak” or the “Company”), will be held at 11:00 a.m. (PDT), on Thursday, June 26, 2008, at 601 W. Main Avenue, Spokane, Washington 99201, to consider and act upon the following matters:
1.	To elect four directors to our Board of Directors to serve until our Annual Meeting in 2009;

2.	To ratify our appointment of Malone & Bailey, PC as our independent public accountants for the fiscal year ending February 28, 2009; and

3.	To consider any other business as may properly come before the meeting or any adjournments thereof.
     Only shareholders of record of the Company’s Common and Series A Convertible Preferred stock at the close of business on May 12, 2008 are entitled to notice of and to vote at the Annual Meeting.
     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. Therefore, please mark, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. We recommend that you complete and return a proxy even if you plan to attend the Annual Meeting; you will be free to revoke your proxy and vote in person at the meeting if you wish.

By Order of the Board of Directors,

/s/ Karol L. Adams

Karol L. Adams
Corporate Secretary
Spokane, Washington
May 27, 2008

DAYBREAK OIL AND GAS, INC.
601 W. Main Avenue, Suite 1012
Spokane, WA 99201
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 26, 2008
     The Board of Directors (the “Board”) of Daybreak Oil and Gas, Inc. (the “Company” or “Daybreak”) is soliciting your proxy to be voted at the Annual Meeting of Shareholders to be held at 11:00 a.m. (PDT), on Thursday, June 26, 2008, at 601 W. Main Avenue, Spokane, Washington 99201, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments of the Annual Meeting. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Daybreak Oil and Gas, Inc. Our principal executive offices are located at 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.
SHAREHOLDERS ENTITLED TO VOTE; RECORD DATE
     The Company has determined May 12, 2008, as the record date with respect to the determination of shareholders entitled to vote at the Annual Meeting of Shareholders. Daybreak’s authorized stock includes both Common Stock and Series A Convertible Preferred stock. Only shareholders of record of the Company’s Common and Series A Convertible Preferred stock at the close of business on May 12, 2008 are entitled to notice of and to vote at the Annual Meeting.
     As of May 12, 2008, the record date, there were 44,566,299 shares of Daybreak Common Stock outstanding and entitled to one vote each at the Annual Meeting and 1,206,464 shares of Daybreak Series A Convertible Preferred Stock outstanding and entitled to 3,619,391 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted on the record date. Holders of the Common Stock and the Series A Convertible Preferred Stock vote together as a single class. The outstanding shares of Common Stock were registered in the names of 2,333 shareholders and the outstanding shares of Series A Convertible Preferred Stock were registered in the names of 85 shareholders.
     We are mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy to our shareholders on or about May 27, 2008.
SOLICITATION AND REVOCABILITY OF PROXIES
     If you complete and submit your proxy, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:
▪	FOR the election of the director nominees listed in “Proposal Number 1: Election of Directors” on page 4;

▪	FOR ratification of our appointment of Malone & Bailey, PC as our independent public accountants for the fiscal year ending February 28, 2009 described in “Proposal Number 2: Ratification of Independent Public Accountants” on page 14.
     In addition, if other matters come before the Annual Meeting, the persons named as proxies have discretionary authority to vote on those matters in accordance with their best judgment. The Board is not currently aware of any other matters to come before the meeting.

     You have the right to revoke your proxy at anytime prior to its exercise by written notice to the Corporate Secretary at: Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201. Your written revocation will be effective only if the Corporate Secretary receives the notice at least twenty-four (24) hours prior to the Annual Meeting, or the Inspector of Election receives the notice at the Annual Meeting.
     In addition to the solicitation of proxies by use of this Proxy Statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or facsimile. We will not pay additional compensation to our directors, officers or employees for their solicitation efforts, but we will reimburse them for any out–of–pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We have retained Georgeson Inc. to assist us in soliciting your proxy for an estimated fee of $7,000, plus reasonable out-of-pocket expenses. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Daybreak common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Daybreak common stock.
     We will bear all costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.
PURPOSES OF THE MEETING
     At the Annual Meeting, we will ask our shareholders to consider and act upon the following matters:
1.	To elect four directors to our Board of Directors to serve until our Annual Meeting in 2009, or until their respective successors are elected and qualified (See “Election of Directors”, beginning on page 4);

2.	To ratify our appointment of Malone & Bailey, PC as our independent public accountants for the fiscal year ending February 2009 (See “Ratification of Independent Public Accountants” on page 14); and

3.	To consider any other business as may properly come before the meeting or any adjournments thereof.
QUORUM AND VOTING
     Our Board has fixed the close of business on May 12, 2008 as the record date. Pursuant to the Articles of Incorporation, as amended, Daybreak’s authorized stock includes both Common Stock and Series A Convertible Preferred stock. Only shareholders of record of the Company’s Common and Series A Convertible Preferred stock at the close of business on May 12, 2008 are entitled to notice of and to vote at the Annual Meeting.
     As of May 12, 2008, the record date, there were 44,566,299 shares of Daybreak Common Stock, par value $0.01 per share, outstanding and entitled to one vote each at the Annual Meeting and 1,206,464 shares of Daybreak Series A Convertible Preferred Stock outstanding and entitled to 3,619,391 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted on the record date. Holders of the Common Stock and the Series A Convertible Preferred Stock vote together as a single class. The outstanding shares of Common Stock were registered in the names of 2,333 shareholders and the outstanding shares of Series A Convertible Preferred Stock were registered in the names of 85 shareholders.
     A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Proxies that are submitted but are not voted FOR or AGAINST (because of abstention, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting. The holders of a majority of the outstanding shares of common stock and preferred stock must be present, either in person or by proxy, to constitute a quorum at the Annual Meeting. We will count abstentions and broker non-votes for purposes of determining whether a quorum is present.

     The stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors, acting together (as applicable), may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors. Each shareholder has the right to vote in person or by proxy one vote for every share of stock standing in his or her name on the books of the Corporation on the record date.
     Directors will be elected by a plurality of votes cast. “Plurality” means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the four nominees receiving the highest total votes. All other proposals will be decided by a majority vote of the votes cast with respect thereto. Because abstentions are not counted as votes cast, they will have no effect on any vote, including as to the election of directors. Similarly, broker non-votes will have no effect on the vote.
     Karol L. Adams and James F. Westmoreland will vote all forms of proxy that are properly completed, signed and returned prior to the Annual Meeting in accordance with the instructions indicated thereon, and in their discretion as to any other matters that may properly come before the meeting.
     Georgeson Inc. will act as Inspector of Election and preside over counting the votes.
HOW TO VOTE
     Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.
     Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.
     Telephone voting is available for residents of the U.S. and Canada. You can vote by calling the toll-free telephone number on your proxy card or by visiting the Internet voting website. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
     Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 5:00 p.m. Eastern Time on June 25, 2008.
     The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
     The Board is currently comprised of four directors. The Board has nominated each of the four persons named below for election to the Board for the 2008 term, which expires at the Annual Meeting of Shareholders to be held in 2009.
     If, at the time of or prior to the Annual Meeting, any of the nominees are unable or decline to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.
     You may withhold votes from any or all nominees. Except to the extent that you withhold votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy FOR the nominees as directors of the Company.
Nominees for Election as Directors
     The names and professional backgrounds of the nominees for election at the Annual Meeting are set forth below.

Name	Age	Director Since
Dale B. Lavigne	77	1965
Ronald D. Lavigne	53	1999
Timothy R. Lindsey	56	2007
James F. Meara	55	2008
     Dale B. Lavigne is Chairman of the Board and a Director of the Company. Mr. Lavigne has been a Director of the Company since 1965 and served as the Company’s President from 1989 until December 2004. Mr. Lavigne graduated from the University of Montana with a bachelor of science degree in pharmacy. For the past 47 years, Mr. Lavigne has been the chairman and a director of the Osburn Drug Company, Inc., a four-store chain of retail pharmacies in North Idaho. Mr. Lavigne is also a director and officer of Metropolitan Mines, Inc., a reporting publicly-held, inactive mineral exploration company. Mr. Lavigne is also a director and officer of various other public non-reporting inactive mineral exploration companies. Mr. Lavigne is the former chairman of the First National Bank of North Idaho; a former member of the Gonzaga University Board of Regents; former President of the Silver Valley Economic Development Corporation and a former member of the Governor’s Task Force on Rural Idaho. Mr. Lavigne is the father of Ronald D. Lavigne and the father-in-law of Thomas C. Kilbourne, our Controller and Assistant Corporate Secretary.
     Ronald D. Lavigne is a Director of the Company. Mr. Lavigne has served as a Director of the Company since July of 1999. Mr. Lavigne graduated from the University of Montana with a bachelor of science degree in pharmacy. Mr. Lavigne is the president and a director of the Osburn Drug Company. Mr. Lavigne is also a director and officer of various other public non-reporting inactive mineral exploration companies, and is the son of Dale B. Lavigne and the brother-in-law of Thomas C. Kilbourne, our Controller and Assistant Corporate Secretary.
     Timothy R. Lindsey is Interim President and Chief Executive Officer and a Director of the Company.  He was elected to his present position in December 2007. Mr. Lindsey has over thirty years of technical and executive leadership in exploration, production, technology, and business development in the United States, Canada, Africa, Europe, Latin America and Asia – Pacific.
     From March 2005 to the present, Mr. Lindsey has been a principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held the positions of Vice-President, Exploration and Senior Vice-President, Exploration with The Houston Exploration Company (NYSE:THX), a Houston-based independent natural gas and oil company engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation (NYSE: MRO), a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27-year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development. He also serves as a director for Challenger Energy Corp., a Calgary-based oil and gas company focused on projects offshore Trinidad and Tobago; and, offshore Nova Scotia. Mr. Lindsey also serves as a director for Rock Energy Resources, Inc. (OTCBB:RCKE.OB), a Houston-based oil and gas company engaged in the exploration, development and production of crude oil and natural gas.
     Mr. Lindsey obtained his bachelor of science degree in geology from Eastern Washington University in 1973, and completed his graduate studies in economic geology from the University of Montana in 1975. In addition, he completed the Advanced Executive Program from the Kellogg School of Management at Northwestern University in 1990. Mr. Lindsey is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists.
     James F. Meara was appointed to the Board on March 24, 2008. From 1980 through December 2007, Mr. Meara was employed with Marathon Oil Corporation (NYSE: MRO), a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27-year tenure with Marathon, Mr. Meara moved through a series of posts in the tax department, becoming manager of Tax Audit Systems and Planning in 1988; and, in 1995, he was named commercial director of Sakhalin Energy in Moscow, Russia. From 2000, Meara served as controller and was appointed to vice president of Tax in January 2002, serving until his retirement in December 2007. Mr. Meara holds a bachelor’s degree in accounting from the University of Kentucky and a master’s degree in business administration from Bowling Green State University, and is a member of the American Institute of Certified Public Accountants.
Family Relationships
     Dale B. Lavigne and Ronald D. Lavigne are father and son. Thomas C. Kilbourne, Controller and Assistant Corporate Secretary, is Dale B. Lavigne’s son-in-law and Ronald D. Lavignes’s brother-in-law.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH
OF THE FOUR NOMINEES. FORMS OF PROXY EXECUTED AND RETURNED WILL BE VOTED
FOR ALL FOUR NOMINEES UNLESS THE FORM OF PROXY SPECIFIES OTHERWISE.

DIRECTOR COMPENSATION
     Directors of the Company are compensated for their services at a rate of $750 per month, in addition to being reimbursed for expenses incurred in attending Board and Committee meetings. Director fees are paid in cash on a quarterly basis.
     The Compensation Committee periodically reviews our director compensation practices. The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors.
DIRECTOR SUMMARY COMPENSATION TABLE
The table below provides information concerning compensation paid or accrued by us for payment to directors for the fiscal year ended February 29, 2008.(1)

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
	Fees Earned or	Stock	Option	Plan	Compensation	All other
	Paid in Cash	Awards	Awards	Compensation	Earnings	compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Dale B. Lavigne	9,000	—	—	—	—	—	9,000
Ronald D. Lavigne	9,000	—	—	—	—	—	9,000
James F. Meara(2)	—	—	—	—	—	—	—
Terrence J. Dunne(3)	7,500	—	—	—	—	—	7,500
Michael Curtis(3)	7,500	—	—	—	—	—	7,500
Jeffrey R. Dworkin(3)	7,500	—	—	—	—	—	7,500

(1)	The following Directors compensation is included in the Summary Compensation Table on page 21, under the column “All Other Compensation”: Messrs. Timothy R. Lindsey, Robert N. Martin, Eric L. Moe, and Thomas C. Kilbourne.

(2)	Mr. Meara joined the Board in March 2008.

(3)	Each of Messrs. Dunne, Curtis and Dworkin resigned as Directors of Daybreak effective December 18, 2007, as the Company moved forward in its restructuring.
CORPORATE GOVERNANCE
     Corporate governance is the process in which public corporations are governed and/or monitored. Corporate governance also refers to the structures and processes for the direction and control of companies. Corporate governance concerns the relationships among the management, Board, and all shareholders. Good corporate governance enhances the performance of companies and shareholder value.
     The Board ensures the soundness of policies and the overall direction of the Company. The Board has focused on building Daybreak’s strong corporate governance practices. Accordingly, our corporate governance policies and practices are designed not just to satisfy regulatory requirements, but to provide for the effective oversight and management of the Company. Daybreak has adopted the various corporate governance enhancements, which formalize Daybreak’s corporate governance policies and practices, highlighted in this proxy statement, and include:
•	Committee Charters

•	Amended and Restated Ethical Business Conduct Policy Statement

•	Senior Financial Officers Code of Ethics

•	Corporate Governance Guidelines

•	Qualifications for Nominations to the Board of Directors

•	Related Party Transactions Policy

•	Securities Compliance Policy

•	Fair Disclosure Policy

•	Director Education Policy

•	Board Member Independence Standards

•	Audit Committee Fee Pre-Approval Policy.

     Our Corporate Governance policies and procedures are compliant with regulatory requirements; however, at this time our Board is not compliant with regulations that mandate a majority of its members qualify as independent. It is our intention to actively seek out qualified, independent candidates in order to ultimately establish a Board consisting of a majority of independent directors.
     Our Corporate Governance policies and procedures are available under the “Shareholder/Financial — Corporate Governance” section of our website at www.daybreakoilandgas.com and are also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.
Corporate Governance Guidelines
     Our Board has adopted comprehensive Corporate Governance Guidelines outlining the functions and responsibilities of the Board, and various processes and procedures designed to ensure effective and responsive corporate governance. The Nominating and Corporate Governance Committee (the “Governance Committee”) has the responsibility to review these guidelines periodically in response to changing regulatory requirements and best practices and revises them accordingly. Our Corporate Governance Guidelines are designed to conform to all rules and regulations of the Securities and Exchange Commission (“SEC”).
Board Size and Composition
     Our Board is currently comprised of four directors. The Board has nominated four persons for election to the Board for the term which expires at the Annual Meeting of Shareholders to be held in 2009.
Directors’ Term of Office
     Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.
Independence of Board Members
     We seek individuals who are able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward.
     The Governance Committee is delegated to review the independence and qualifications of each member of the Board and its various Committees. Directors are deemed independent only if the Board affirmatively determines that they have no material relationship with Daybreak, directly or as an officer, share owner or partner of an organization that has a relationship with us.
     The Company uses the American Stock Exchange’s (“AMEX”) definition of independence. As contemplated by AMEX listing standards, our Board adopted categorical standards to assist it in making independence determinations. These Independence Standards specify the relationships that the Board deems sufficiently material to create the presumption that a director is not independent. The presumption that any director is not independent may be overcome by the vote of a majority of the Board if, based on the totality of the facts and circumstances, the Board determines that the affected director’s relationship does not violate any applicable law or AMEX or SEC regulations and is not in fact material.
     The applicable provision is as follows:
     “Independent director” means a person other than an executive officer or employee of the company. No director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following is a non-exclusive list of persons who shall not be considered independent:
(1)	a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(2)	a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(a)	compensation for board or board committee service,

(b)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the company,

(c)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or

(d)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(3)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
(4)	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;
(5)	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or
(6)	a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.
     Consistent with these considerations, after review of all relevant transactions and/or relationships between each director, or any of his family members, and Daybreak, its senior management and its independent auditors, the Board affirmatively determined that one of the current directors, Mr. James F. Meara is independent. Timothy R. Lindsey, our Interim President and Chief Executive Officer, Mr. Dale B. Lavigne, Chairman of the Board of Directors and Ronald D. Lavigne, Director are not independent. Mr. Dale B. Lavigne and Ronald D. Lavigne are father and son. Thomas C. Kilbourne, Controller and Assistant Corporate Secretary is Dale B. Lavigne’s son-in-law, and Ronald D. Lavignes’s brother-in-law.
     Our Corporate Governance policies and procedures are compliant with regulatory requirements; however, at this time our Board is not compliant with regulations that mandate a majority of its members qualify as independent. It is our intention to actively seek out qualified, independent candidates in order to ultimately establish a Board consisting of a majority of independent directors.
     The Board believes that the valuable contributions of Messrs. Dale B. Lavigne, Ronald D. Lavigne and Timothy R. Lindsey outweigh any concerns arising out of the fact that they do not satisfy the independence requirements. Messrs. Dale B. Lavigne and Ronald D. Lavigne were instrumental in assisting the Company in undertaking a new business direction as an exploration and development company in the oil and gas industry. Mr. Lindsey’s extensive experience in the oil and gas industry brings to the Company day to day operating experience from both technical skills and managerial skills that the Company needs to be successful.
Qualifications for Nominations to the Board of Directors
     The Governance Committee independently identifies qualified candidates for nomination to the Board and evaluates, in the same manner as all other candidates, the qualifications of all candidates that shareholders properly recommend for nomination. All candidates are considered under the Qualifications for Nominations to the Board of Directors Policy. In addition, we have an established process for the selection of nominees as described in Item 8 of the Corporate Governance Guidelines. Nominees are evaluated based on their background, experience and other relevant factors described in the Qualifications for Nominations to the Board of Directors Policy. In accordance with our Amended and Restated Bylaws and Corporate Governance Guidelines, nominations by shareholders must be preceded by notification in writing received by the Secretary of the Corporation and otherwise comply with our Amended and Restated Bylaws’ timing and other requirements for shareholder nominations, which are described under “Proposals of Shareholders” on page 26. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

     (A) the name, age, residence, personal address and business address of each proposed nominee and of each such person;
     (B) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;
     (C) the amount of capital stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person;
     (D) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and
     (E) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.
     As of May 23, 2008, no such recommendations have been received with respect to our 2008 annual meeting.
     Each of the current nominees for director listed under the caption “Proposal Number 1: Election of Directors” is an existing director standing for re-election. We have not paid any fee to a third-party to identify, evaluate, or assist in identifying or evaluating potential nominees for election at the 2008 Annual Meeting, and the Governance Committee did not receive any recommendation for a nominee proposed from any shareholder or group of shareholders with respect to our 2008 annual meeting.
Executive Sessions of the Board
     Our Corporate Governance Guidelines require our non-management directors to meet in executive session in conjunction with each of the Board’s regularly scheduled meetings and our independent directors to meet alone in special session at least once each calendar year. Executive sessions including only non-management directors are chaired by the Chairman of the Audit Committee. The Chairman of the Nominating and Corporate Governance Committee would preside over executive sessions of only independent directors.
Director Orientation and Continuing Education
     The Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. The Governance Committee is authorized to make such director educational recommendations to individual directors as the Committee deems in the best interests of effective stewardship and Board operation. The directors are provided with continuing education materials covering upcoming seminars and conferences.
Board of Directors’ Committee Meeting Attendance and Annual Meeting Attendance
     Our Corporate Governance Guidelines dictate that directors use all reasonable efforts to attend all meetings of shareholders, the Board and all Committees on which they serve unless impracticable or excused. For the year ended February 29, 2008, our Board met 15 times. All directors attended at least 75 percent of the aggregate number of meetings of our Board and meetings of Committees on which they served, with the exception of Michael Curtis, former director.
Communications Between Interested Parties and the Board of Directors
     Our Corporate Governance Guidelines permit interested parties to communicate in writing directly with our Board or individual Board members. Correspondence must be addressed to the intended recipient, c/o Corporate Secretary, Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201. All communications received as described above and intended for the Board as a group or any director individually will be relayed to the appropriate directors.

Ethical Business Conduct Policy Statement and Code of Ethics for Senior Financial Officers
     All of our employees, officers and directors are required to comply with our Ethical Business Conduct Policy Statement to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Business Conduct covers all areas of professional conduct including:
▪	Conflicts of interest

▪	Customer relationships

▪	Insider trading of our securities

▪	Financial disclosure

▪	Protection of confidential information

▪	Strict legal and regulatory compliance.
     Our employees, officers and directors are required to certify their compliance with our Ethical Business Conduct Policy Statement once each year.
     In addition to the Ethical Business Conduct Policy Statement, all members of our senior financial management, including our Chief Executive Officer, have agreed in writing to our Code of Ethics for Senior Financial Officers, which prescribes additional ethical obligations pertinent to the integrity of our internal controls and financial reporting process, as well as the overall fairness of all financial disclosures.
     The full text of our Ethical Business Conduct Policy Statement, which was amended and restated in April 2008, and the Code of Ethics for Senior Financial Officers, which was adopted in April 2008, is available on the Company’s website. We intend to promptly disclose via a Current Report on Form 8-K or an update to our website information about any amendment to, or waiver of, these codes with respect to our executive officers and directors.
Standing Committees of the Board of Directors
     Our Board has created three standing committees:
▪	Audit Committee

▪	Nominating and Corporate Governance Committee

▪	Compensation Committee
Committee Assignments and Meetings Held
     In December 2007, both the management and the Board of Daybreak were restructured to allow for future growth and increased efficiency within the Company. Robert N. Martin, Eric L. Moe, Terrence J. Dunne, Thomas C. Kilbourne, Jeffrey R. Dworkin and Michael Curtis resigned as directors effective December 18, 2007. Upon the election of James F. Meara to the Board in April 2008, the Board restructured its committee assignments.
     The following table reflects the committee assignments for fiscal year 2009.

NOMINATING AND
	AUDIT	CORPORATE GOVERNANCE	COMPENSATION
Dale B. Lavigne	X	X	XX
Ronald D. Lavigne	X	XX
James F. Meara*,(1)	XX	X	X
Timothy R. Lindsey

*	Independent Director

(1)	Audit Committee Financial Expert

X	Committee Member

XX	Committee Chairman

     The following table reflects the members of each of the Board’s committees during Fiscal Year 2008:

	AUDIT	NOMINATING	COMPENSATION
Dale B. Lavigne	X	X	X
Ronald D. Lavigne	X	X
Timothy R. Lindsey		X
Michael Curtis		X	X
Terrence J. Dunne	X	X	X
Thomas C. Kilbourne		X
Jeffrey R. Dworkin		X
Robert N. Martin		X
Eric L. Moe		X

X	Committee Member
     The entire Board served as the Nominating Committee during fiscal year 2008.
Committee Functions
Audit Committee
     The Audit Committee is responsible for monitoring the integrity of the Company’s financial reporting standards and practices and its financial statements, overseeing the Company’s compliance with ethics and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company’s independent public accountants.
     The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance. In that connection, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent public accountants for the purposes of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee determines the independence of our independent public accountants, and our independent public accountants report directly to the Audit Committee, which also must review and pre-approve the current year’s audit and non-audit fees. The Audit Committee has the authority to select, retain and/or replace consultants to provide independent advice to the Committee.
     The Audit Committee operates under a charter that was adopted in April 2008 and is available under the “Shareholder/Financial — Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.
     The Audit Committee Charter prescribes the Committee’s functions, which include the following:
▪	Maintaining our compliance with legal and regulatory requirements relating to financial reporting accounting and controls

▪	Overseeing our whistleblower procedures

▪	Overseeing the pre-approval of audit fees

▪	Appointing and overseeing our independent public accountants

▪	Overseeing our internal audit function

▪	Overseeing the integrity of our financial reporting processes, including the Company’s internal controls

▪	Assessing the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on our financial statements

▪	Reviewing our earnings press releases, guidance and SEC filings

▪	Overseeing our risk analysis and risk management procedures

▪	Resolving any disagreements between management and the independent public accountants regarding financial reporting

▪	Overseeing our business practices and ethical standards

▪	Preparing an audit committee report to be included in our public filings pursuant to applicable rules and regulations of the SEC.

     The members of the Audit Committee are Messrs. James F. Meara Ronald D. Lavigne, and Dale B. Lavigne. Pursuant to the AMEX independence standards, the following Audit Committee members are not independent: Messrs. Ronald D. Lavigne and Dale B. Lavigne.
     The Audit Committee’s report for 2008 appears on page 15 of this Proxy Statement under “Report of the Audit Committee of the Board of Directors.”
Nominating and Corporate Governance Committee
     The purpose of the Nominating and Corporate Governance Committee (“Governance Committee”) is to assist the Board in promoting the interests of Daybreak and its shareholders through the implementation of sound corporate governance principles and practices. In that connection, the Governance Committee is responsible for establishing the standards and process for the selection of individuals to serve on the Board and developing and implementing policies and practices relating to corporate governance. The Governance Committee operates under a charter that was adopted in April 2008 which prescribes the Committee’s responsibilities, which include the following:
▪	Reviewing the independence of all Board and committee members on a regular basis

▪	Recommending changes in the size or composition of the Board or any of its various committees

▪	Reviewing our certificate of incorporation, bylaws, and committee charters, and recommending such amendments thereto as it may deem necessary or appropriate

▪	Reviewing our Corporate Governance Guidelines and ensuring compliance with SEC guidelines and regulations

▪	Reviewing any material related party transactions between the Company and its officers, directors and affiliates which are submitted in accordance with our Policy Statement Regarding Related Party Transactions

▪	Overseeing the annual self-assessment performed by the Board and each committee

▪	Receiving shareholder proposals and recommending action with respect thereto

▪	Recommending such additional actions related to corporate governance matters as the Committee may deem necessary or appropriate from time to time.
     The Governance Committee has the authority to appoint, terminate, compensate and oversee special legal counsel, firms and other advisors and consultants to advise and assist the Governance Committee in carrying out its responsibilities or exercising its powers.
     The members of the Governance Committee are Messrs. Ronald D. Lavigne, Dale B. Lavigne and James F. Meara. Pursuant to the AMEX independence standards, the following Governance Committee members are not independent: Messrs. Ronald D. Lavigne and Dale B. Lavigne.
Compensation Committee
     The purpose of the Compensation Committee is to review all aspects of development and compensation of our Board and executive officers. The Compensation Committee operates pursuant to a charter that was adopted in April 2008 which prescribes the Committee’s responsibilities, which include the following:
▪	Assisting the Board in developing and evaluating potential candidates for executive positions

▪	Reviewing and approving on an annual basis the corporate goals and objectives with respect to the chief executive officer

▪	Reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s executive officers

▪	Overseeing the establishment and administration of the Company’s benefit programs

▪	Reviewing the disclosures in the Compensation Discussion & Analysis (“CD&A”) and producing an annual compensation committee report for inclusion in the proxy statement.
     The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisors as the Compensation Committee deems appropriate in its sole discretion.

     The members of the Compensation Committee are Messrs. Dale B. Lavigne and James F. Meara. Pursuant to the AMEX independence standards, Mr. Dale B. Lavigne is not independent.
     For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, see “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement.

PROPOSAL NUMBER 2:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
     Our Audit Committee has appointed the firm of Malone & Bailey, PC (“Malone & Bailey”) as our independent public accountants to audit our accounts for the fiscal year ending February 28, 2009. Malone & Bailey has served as our independent public accountants since November 2006 and for the fiscal year ended February 29, 2008. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight over the independent public accountants, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Malone & Bailey to audit the books, records and accounts of Daybreak for the year ending February 28, 2009.
     If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Malone & Bailey and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at anytime during the year if it determines that such change would be in the best interest of our shareholders.
     A representative of Malone & Bailey will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
     Prior to November 2006, we had retained DeCoria, Maichel & Teague PS (“DMT”) as our independent public accountant. On November 8, 2006, DMT was dismissed based on a recommendation from the Audit Committee. There were no disagreements with DMT on any matter of accounting principals, financial statement disclosure, or auditing scope or procedures; however, the Audit Committee recognized a need to engage an independent registered public accounting firm with more specific expertise with the oil and gas industry.
Fees Billed by Independent Public Accountants
     The following table provides a summary of fees for professional services performed by Malone & Bailey for the audit of our financial statements for the years ended February 29, 2008 and February 28, 2007, together with fees billed for other services:

	Fees Billed	Fees Billed
Services Rendered	2008	2007
Audit fees	$125,589	$174,423
Audit related fees	—	—
Tax fees	—	—
All other fees	—	$65,727

Total	$125,589	$240,150
     The Audit Committee has reviewed the nature and scope of the services provided by Malone & Bailey and considers the services provided to have been compatible with the maintenance of Malone & Bailey’s independence.
     The Audit Committee has determined that the scope of services to be provided by Malone & Bailey for the year ended February 28, 2009 will generally be limited to audit and audit related services. The Audit Committee must expressly approve the provision of any services by Malone & Bailey outside the scope of the foregoing services.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 2.
PROXIES EXECUTED AND RETURNED WILL BE VOTED “FOR” PROPOSAL NUMBER 2 UNLESS
THE PROXY SPECIFIES OTHERWISE.

Pre-Approval Policies and Procedures
     The Audit Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by our independent public accountants. The Audit Committee considers annually and approves the provision of audit services by our independent public accountants and considers and pre-approves the provision of certain defined audit and non-audit services. The Audit Committee also considers on a case-by-case basis and approves specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any specific approval of services at the next regular Audit Committee meeting. The Audit Committee reviews a summary report detailing all services being provided to Daybreak by its independent public accountants. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved in accordance with the Audit Fee Pre-Approval Policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance.  In that connection, the Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including overseeing the integrity of our quarterly and annual financial statements; our compliance with legal and regulatory requirements; the selection, and annual review of independence, qualifications, performance and compensation of our independent public accountants; the performance of our internal audit function; the review and pre-approval of the current year audit and non-audit fees; compliance with our business practices and ethical standards; and overseeing our risk analysis and risk management. The Audit Committee, on a prospective basis, will perform an annual self-assessment of its effectiveness and review its charter annually. This is a report on the Audit Committee’s activities relating to the year ended February 29, 2008.
     The Audit Committee operates pursuant to a charter that was adopted in April 2008. As set forth in the charter, management is responsible for the preparation, presentation and integrity of Daybreak’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the annual financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the issue of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and Daybreak’s independent public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, the financial statements are presented in accordance with generally accepted accounting principles, or the independent public accountants are in fact “independent.”
     At least once each quarter the Audit Committee meets in executive sessions with the independent public accountants outside the presence of management.
     In performing its oversight function, the Audit Committee reviews and discusses with management and the independent public accountants the annual audited financial statements and quarterly operating results prior to their issuance. During the preparation of the fiscal year 2008 reports, management advised the Committee that the financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented. The Audit Committee has received the written disclosures from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed such independence with the independent public accountants. The Audit Committee also reviewed the requirements and

Daybreak’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.
     The Audit Committee is composed of three directors: Messrs. James F. Meara, Dale B. Lavigne and Ronald D. Lavigne. Our Audit Committee Charter provides that the Committee be composed of three (3) or more independent members, meeting the AMEX independence requirements and the independence standards of the Board. Pursuant to the AMEX requirements for audit committee members, each audit committee member must:
(i)	satisfy the independence standards set forth in the definition of independent director and Rule 10A-3 under the Securities Exchange Act of 1934;

(ii)	not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years; and

(iii)	be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.
     The Board has determined that one of the three current members of the Audit Committee, Mr. Meara, is “independent” as defined by those independence rules and standards. The Board believes that the valuable contributions Messrs. D. Lavigne and R. Lavigne make to the Audit Committee outweigh any concerns arising out of the fact that they do not satisfy the AMEX independence requirement. Our Board believes each Audit Committee member has sufficient experience and knowledge in financial and auditing matters to effectively serve and carry out the duties and responsibilities of the Committee. In addition, the Board has determined that James F. Meara is an “audit committee financial expert” as defined by SEC rules.
     Based on its reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of Daybreak’s audited financial statements in the Annual Report on Form 10-KSB for the year ended February 29, 2008 for filing with the SEC.
     The following members of the Audit Committee have given this report:
– James F. Meara, Chairman

– Dale B. Lavigne

– Ronald D. Lavigne
     The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference, and will not otherwise be deemed filed under those Acts.

EXECUTIVE MANAGEMENT
Executive Officers
     Executive officers are elected annually by our Board and serve at the discretion of the Board. There are no arrangements or understandings between any of the directors, officers, and other persons pursuant to which such person was selected as an executive officer.
     In December 2007, both the management and the Board of Daybreak were restructured to allow for future growth and increased efficiency within the Company. Timothy R. Lindsey, formerly an outside director and consultant to Daybreak, became the interim President and Chief Executive Officer. Robert N. Martin, formerly the President, became Senior Vice President, Exploration with the goal of furthering the development of our existing projects. Eric L. Moe, formerly Chief Executive Officer, and Terrence J. Dunne, formerly Chief Financial Officer, both left the Company to pursue other interests. Mr. Dunne was replaced as Chief Financial Officer by James F. Westmoreland, initially in an interim capacity. Mr. Westmoreland was appointed as Executive Vice President and Chief Financial Officer on April 3, 2008.
     The following information concerns our executive officers as of May 23, 2008, including the business experience of each during the past five years:

		Executive
Name	Age	Since	Office
Timothy R. Lindsey	56	2007	Interim President and Chief Executive Officer
Robert Martin	53	2004	Senior Vice President, Exploration
James F. Westmoreland	52	2007	Executive Vice President and Chief Financial Officer
Bennett W. Anderson	47	2006	Chief Operating Officer
     Timothy R. Lindsey is Interim President and Chief Executive Officer and a Director of the Company.  He was elected to his present position in December 2007. Mr. Lindsey has over thirty years of technical and executive leadership in exploration, production, technology, and business development in the United States, Canada, Africa, Europe, Latin America and Asia – Pacific.
     From March 2005 to the present, Mr. Lindsey has been a principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held the positions of Vice-President, Exploration and Senior Vice-President, Exploration with The Houston Exploration Company (NYSE:THX), a Houston-based independent natural gas and oil company engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation (NYSE: MRO), a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27-year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development. He also serves as a director for Challenger Energy Corp., a Calgary-based oil and gas company focused on projects offshore Trinidad and Tobago; and, offshore Nova Scotia. Mr. Lindsey also serves as a director for Rock Energy Resources, Inc. (OTC BB:RCKE.OB), a Houston based oil and company engaged in the exploration, development and production of crude oil and natural gas.
     Mr. Lindsey obtained his bachelor of science degree in geology from Eastern Washington University in 1973, and completed his graduate studies in economic geology from the University of Montana in 1975. In addition, he completed the Advanced Executive Program from the Kellogg School of Management at Northwestern University in 1990. Mr. Lindsey is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists.
     Robert N. Martin was appointed Senior Vice President, Exploration in December 2007, resigning from his position as President. Prior to becoming the President of the Company in December 2004, Mr. Martin was the president of LongBow Energy Corporation from February 2003 until November 2004. Prior to that, he held the position of Vice President of Exploration for M3 Energy beginning in November 2002. Mr. Martin is a member of the Association of Professional Geologists, Geophysicists and Engineers of Alberta and a member of the Canadian Society of Petroleum Geologists. Mr. Martin served a a director of Daybreak from December 2004 to December 2007. Mr. Martin graduated from McGill University with a bachelor of science degree.
     James F. Westmoreland was appointed Executive Vice President and Chief Financial Officer in April 2008. Immediately prior to that, he served as the Interim Chief Financial Officer of the Company starting on December 17, 2007 and commencing in August 2007, he consulted with the Company on various accounting and finance matters.  Prior to that time, Mr. Westmoreland served in various financial and accounting capacities for The Houston Exploration Company for 21 years, including vice president, controller and corporate secretary, serving as its vice president and chief accounting officer from October 1995 until its acquisition by Forest Oil Company in June 2007.  Mr. Westmoreland has over 25 years of experience in oil and gas accounting, finance, corporate compliance and governance, both in the public and private sector. He earned his bachelor of business administration degree in accounting from the University of Houston.
     Bennett W. Anderson was appointed Chief Operating Officer in 2006. Prior to that, he was a private investor from 2002 — 2006. He served as a Senior Vice President with Novell, Inc. from 1998-2002. Mr. Anderson’s duties included product direction, strategy and market direction, and training and support for the field sales staff. He led 25 product managers in supporting products and suites with revenues of $60,000,000 and an annual growth rate of 80%. He also managed 300 engineers to develop more than 20 core technologies. From 1978 to 1982, Mr. Anderson worked as a rig hand and was involved in drilling over a dozen wells in North Dakota. He holds a B.S. degree from Brigham Young University in Computer Science and graduated with University Honors of Distinction.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     The Compensation Committee of our Board consists of Dale B. Lavigne and James F. Meara. Mr. Meara is independent within the meaning of AMEX guidelines and our Board’s Standards of Independence. The Compensation Committee operates under a charter that was adopted in April 2008.
     The Compensation Committee is responsible for reviewing all aspects of development and compensation of our Board and executive officers. The Compensation Committee has the authority to retain such compensation consultants, outside counsel and other advisors as it deems appropriate in its sole discretion.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
     The following members of the Compensation Committee have given this report:
     – Dale B. Lavigne, Chairman
     – James F. Meara
     The foregoing report of the Compensation Committee is not deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and is not otherwise deemed filed under these Acts.
Legal Proceedings
     As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.
     None of Daybreak’s current Directors or Executive Officers has, during the past five years:

a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

d)	Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
     The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy.
     Throughout this Proxy Statement, (i) the individuals who served as our Chief Executive Officer during the year ended February 29, 2008, (ii) each of our three other most highly compensated executive officers at the end of the last completed fiscal year, and (iii) James F. Westmoreland, our Executive Vice President and Chief Financial Officer, all included in the Summary Compensation Table on page 21, are referred to as our “Named Executive Officers” or “NEOs”.
Compensation Program
     The Company does not have any compensation programs. As part of the process of restructuring the Board and management in fiscal year 2008, the Company, through the Compensation Committee is focused on researching and establishing an appropriate compensation program for its employees and directors on a going forward basis.
     The Company has no qualified or nonqualified stock option plans and has no outstanding stock options.
Compensation Policies
Securities Trading Policy
▪	We have a policy that executive officers and directors may not purchase or sell exchange traded options to sell or buy Daybreak stock (“puts” and “calls”), engage in short sales with respect to Daybreak stock or otherwise hedge equity positions in Daybreak (e.g., by buying or selling straddles, swaps or other derivatives).
Recall of Incentive Payments
▪	We do not have an executive compensation recovery policy. However, Daybreak may seek to recover any incentive compensation that was based on achievement of financial results if a subsequent restatement of financial results indicates that the executive would not have been entitled to such incentive compensation. To date, there has been no such event.
Deductibility of Compensation
     Section 162(m) of the Code places a $1 million per executive cap on the compensation paid to executives that can be deducted for tax purposes by publicly traded corporations each year. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit if certain requirements are satisfied. The Compensation Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) of the Code in making compensation determinations, but has not established a policy with respect to future compensation determinations.

Stock Compensation Expense
     Prior to February 28, 2005, we accounted for our stock based compensation plans under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations, (“APB 25”) as permitted by SFAS No. 123, “Accounting for Stock Based Compensation” (“SFAS 123”).
     Effective March 1, 2005, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) for our stock based compensation plans under the recognition and measurement provisions of SFAS 123. No awards granted prior to March 1, 2005 were modified or settled in cash during fiscal 2006.
     Effective March 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123R, “Share Based Payment” and related Interpretations (“SFAS 123R”).
     Under both SFAS 123 and SFAS 123R, compensation cost for all share based payments granted on or subsequent to March 1, 2005 are based on the grant date fair value estimated in accordance with the provisions of SFAS 123 and SFAS 123R, for the respective fiscal years. Compensation cost is recognized on a straight line basis over the requisite service period for the entire award in accordance with the provisions of SFAS 123R. If at any date the portion of the grant-date fair value of the award that is vested is greater than that amount recognized on a straight line basis, the amount of the vested grant date fair value is recognized.
     We account for transactions in which we issue equity instruments to acquire goods or services from non-employees in accordance with the provisions of SFAS No. 123R (as amended). These transactions are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Summary Compensation Table
     The following table sets forth summary information concerning the compensation we paid or accrued during the fiscal years ended February 29, 2008 and February 28, 2007 to our Named Executive Officers. As part of the process of restructuring the Board and the Company in fiscal year 2008, the Company, through the Compensation Committee is focused on researching and establishing an appropriate compensation program for its employees and directors on a going forward basis.

								Change in
								Pension Value
								and Non-
							Non-Equity	qualified
							Incentive	Deferred
						Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Stock Awards		Awards	Compensation	Earnings	Compensation
Position	Fiscal Year Ended	($)	($)	($)		($)	($)	($)	($)		Total

Timothy R. Lindsey(1)	February 29, 2008	—		—		—	—	—	30,000	(2)	30,000
Interim President and Chief Executive Officer	February 28, 2007	—		260,000	(1)	—	—	—	1,500	(3)	261,500

Robert Martin(4),(5)	February 29, 2008	174,000		—		—	—	—	19,500	(6)	193,500
Senior Vice President,	February 28, 2007	161,500		597,500	(7)	—	—	—	21,000	(8)	780,000
Exploration

Bennett W. Anderson	February 29, 2008	126,000		—		—	—	—	—		126,000
Chief Operating Officer	February 28, 2007	98,500		—		—	—	—	—		98,500

Thomas C. Kilbourne(4)	February 29, 2008	102,000		—		—	—	—	24,164	(9)	126,164
Controller and Assistant Corporate Secretary	February 28, 2007	84,500		239,000	(10)	—	—	—	20,590	(11)	344,090

James F. Westmoreland(12)	February 29, 2008	—		—		—	—	—	9,225	(13)	9,225
Executive Vice President and Chief Financial Officer	February 28, 2007	—		—		—	—	—	—		—

Eric L. Moe(4)	February 29, 2008	105,000		—		—	—	—	7,500	(15)	112,500
Former Chief Executive Officer	February 28, 2007	103,500		1,110,000	(14)	—	—	—	5,250	(16)	1,218,750

(1)	On January 2, 2007, the Company signed a consulting contract with Mr. Lindsey (a Director) to facilitate long range strategic planning and advise the Company in business and exploration matters in the oil and gas industry. Under the terms of his contract, Mr. Lindsey was granted 200,000 shares of unregistered common stock. These shares were valued at $260,000 and expensed in the fiscal year ended February 28, 2007. The contract further provided that Mr. Lindsey would provide his services at a rate of $1,500 per day as needed. This contract expired upon Mr. Lindsey’s appointment to Interim President and Chief Executive Officer in December 2007. Currently, Mr. Lindsey receives compensation for serving as a Director. We have not yet determined the salary and other compensation for Mr. Lindsey in his role as Interim President and Chief Executive Officer.

(2)	Includes $21,000 in consulting fees paid from February 2007 through December 2007; and $9,000 paid for Director fees. Mr. Lindsey is not currently receiving a cash salary as President and Chief Executive Officer.

(3)	Includes $1,500 paid for Director fees.

(4)	Each of Messrs. Martin, Kilbourne and Moe resigned as Directors on December 18, 2007. Additionally, Mr. Moe resigned as Chief Executive Officer; and Mr. Martin resigned as President and was appointed Senior Vice President, Exploration on December 14, 2007.

(5)	Payments for Mr. Martin’s services are paid directly to 413294 Alberta Ltd., a Canadian Company.

(6)	Includes $12,000 for business related expenses, per Mr. Martin’s consulting contract, paid $1,000 monthly. Also includes $7,500 paid for Director fees.

(7)	Includes $597,500 paid with 250,000 shares of unregistered common stock for management services.

(8)	Includes $12,000 for business related expenses, per Mr. Martin’s consulting contract, paid $1,000 monthly. Also includes $9,000 paid for Director fees.

(9)	Includes the use of a corporate apartment, valued at $10,385, and mileage reimbursements, valued at $6,278. Also includes $7,500 paid for Director fees.

(10)	Includes $239,000 paid with 100,000 shares of unregistered common stock for management services.

(11)	Includes the use of a corporate apartment, valued at $5,291; and mileage reimbursements, valued at $6,299. Also includes $9,000 paid for Director fees.

(12)	Mr. Westmoreland commenced his employment on December 14, 2007.

(13)	Reflects consulting fees paid from August 2007 through December 2007. We have not yet determined the salary and other compensation for Mr. Westmoreland in his role as Executive Vice President and Chief Financial Officer.

(14)	Includes $1,110,000 paid with 500,000 shares of unregistered common stock for management services.

(15)	Includes $7,500 paid for Director fees.

(16)	Includes $5,250 paid for Director fees.

Executive Employment Agreements
     Since February 29, 2008, our employees, including our named executive officers, are employed at will and do not have employment agreements. Our Compensation Committee believes that employment agreements encourage a short-term rather than long-term focus, provide inappropriate security to the executives or employees and undermine the team spirit of the organization.
Employment Contracts
     In the fiscal year from March 1, 2006 through February 28, 2007, we had verbal employment contracts with three individuals; Eric L. Moe, former Chief Executive Officer; Bennett W. Anderson, Chief Operating Officer; and Thomas C. Kilbourne, Controller and former Treasurer. These employment contracts were annual contracts that coincided with our fiscal year. The terms of these contracts were basically the same as the written contracts from the preceding fiscal year. All other services are currently contracted for with independent contractors. The Company has not obtained key man life insurance on any of its officers or directors.
     For the fiscal year from March 1, 2007 through February 29, 2008, we had written employment contracts with Eric L. Moe, our former Chief Executive Officer; Bennett W. Anderson, Chief Operating Officer; and Thomas C. Kilbourne, Controller and former Treasurer. Mr. Moe’s contract expired upon his resignation in December 2007. Messrs. Anderson and Kilbourne’s contracts expired on February 29, 2008.
Consulting Contracts
     From March 1, 2005 through February 29, 2008, the Company had a written consulting contract with 413294 Alberta, Ltd. to provide the services of Robert N. Martin as President of the Company. For the fiscal year ended February 28, 2006, 413294 Alberta, Ltd. was paid a total of $40,050. For the fiscal year ended February 28, 2007, 413294 Alberta, Ltd. was paid a total of $161,500. Additionally, 413294 Alberta, Ltd. was reimbursed for Mr. Martin’s actual expenses. This written contract expired on February 29, 2008 and is now a verbal agreement under the same terms.
     From March 1, 2005 through February 28, 2007, the Company had a consulting contract with Jeffrey R. Dworkin (a Director at that time) for services in regards to public company corporate governance and oil and gas mineral rights and leases. For the fiscal year ended February 28, 2006, Mr. Dworkin was paid a monthly retainer of $1,000 for a total of $12,000. From August 1, 2006 through February 28, 2007, he was paid a monthly retainer of $1,500 and billed his services at a rate of $150 per hour for a total of $36,191. From March 1, 2007 until his resignation on December 18, 2008, Mr. Dworkin was paid $150 per hour with no monthly retainer. Additionally, Mr. Dworkin was reimbursed for his actual expenses.
     On January 2, 2007, the Company signed a consulting contract with Timothy Lindsey (now our Interim Chief Executive Officer and a Director) to facilitate long range strategic planning and advise the Company in business and exploration matters in the oil and gas industry. Under the terms of his contract, Mr. Lindsey was granted 200,000 shares of unregistered common stock. These shares were valued at $260,000 and expensed in the fiscal year ended February 28, 2007. The contract further provided that Mr. Lindsey would provide his services at a rate of $1,500 per day as needed. For the fiscal year ended February 28, 2007, the Company incurred $21,000 in fees for the services of Mr. Lindsey.

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT
Related Party Transactions
     In April 2008 The Board adopted a policy prescribing procedures for review, approval and monitoring of transactions involving Daybreak and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of our outstanding stock). The Policy Statement Regarding Related Party Transactions of Daybreak Oil and Gas, Inc. (“Related Party Transactions Policy”) supplements the conflict of interest provisions in our Ethical Business Policy Conduct Statement and Corporate Governance Guidelines. The Board has determined that the Nominating and Corporate Governance Committee is best suited to review and consider for approval related party transactions, although the Board may instead determine that a particular related party transaction be reviewed and considered for approval by a majority of disinterested directors.
     The Related Party Transactions Policy covers any related person transaction that involves amounts exceeding $50,000 in which a related person has a direct or indirect material interest. In addition, the new Related Party Transactions Policy applies specifically to transactions involving Daybreak and any of the following:
(1)	all officers of Daybreak;

(2)	directors and director nominees;

(3)	5% shareholders;

(4)	immediate family members of the foregoing individuals (broadly defined to include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law);

(5)	any entity controlled by any of the individuals in (1), (2), (3) or (4) above (whether through ownership, management authority or otherwise); and

(6)	certain entities at which any of the individuals in (1), (2), (3) or (4) above is employed (generally, if the individual employed is directly involved in the negotiation of the transaction, has or shares responsibility at such entity for such transaction, or might receive compensation tied to such transaction).
     During the fiscal years ended February 29, 2008 and February 28, 2007, we had the following related party transactions:
Office Lease
     Daybreak leases offices from Terrence Dunne & Associates, a company owned by Terrence Dunne (former Chief Financial Officer, Director and current 8.8% shareholder). In May 2007, Daybreak increased their office size from 850 to approximately 1,000 square feet and monthly lease payments increased from $1,000 to $1,250 per month. This office lease is currently on a month-to-month basis. On January 1, 2008, the monthly rent was reduced to $1,000 per month because of a reduction in the square footage being leased.
Financing of Gas Pipeline
     On May 24, 2006, Daybreak financed its forty percent (40%) working interest in the Tuscaloosa project gas pipeline through a financing arrangement with Hooper Oil & Gas Partners, LLC (“Hooper O&G”). This pipeline services the Tensas Farms et al F-1 and F-3 wells in Tensas Parish, Louisiana. Hooper O&G is a company controlled by Keith A. Hooper (a greater than 5% shareholder).
     Daybreak accounted for this agreement as a financing arrangement in the form of a note payable. The principal of the note was $200,000. Daybreak was obligated to pay $5,000 per quarter in interest until the principal was paid in full. Daybreak was also required to pay an additional 1% interest fee based on Daybreak’s original net revenue interest on the gas production revenue of the F-1 well for the life of the project. Under the agreement, title transferred to Hooper O&G, however, Hooper O&G is obligated to sell the interest and title back to Daybreak and cannot sell the interest to any other party.
     Daybreak was obligated to repay the note between the sixth (6th) and the thirtieth (30th) month after the operation of the pipeline had commenced. Additionally, Daybreak was required to commence repayment of the loan if production from the F-1 well should cease for any cause for a period exceeding sixty days. The loan has now been paid in full, including the financed amount plus accrued interest that was due. The accelerated repayment schedule was triggered by the temporary shut-in status of the F-1 well, due to technical issues with water production.
Oil and Gas Properties
     On September 12, 2006, the Company approved the individual participation of Bennett W. Anderson, Chief Operating Officer, in the North Colgrade project. This project was drilled in December 2006, in Winn Parish, Louisiana. The Company had a 19% working interest in this project and was not the operator of the project. Mr. Anderson had a 1% working interest in the project. Both the Company and Mr. Anderson have participated in the drilling of two wells on this prospect. Neither well has been commercially successful. The wells have been plugged and abandoned. Mr. Anderson paid approximately $5,489 for his 1% working interest in these two projects.
     On October 30, 2006, the Company approved the individual participation of Robert N. Martin (then President and Director) and Eric L. Moe (former Chief Executive Officer and Director) in the Tuscaloosa Project in northeast Louisiana. Both Mr. Martin and Mr. Moe participated in the drilling of the Tensas Farms B-1 and Tensas Farms F-3 wells. The Company has an approximate 88% and 48% working interest in the B-1 and F-3 wells respectively. Mr. Martin and Mr. Moe each have a 0.25% working interest in the F-3 well, which was successfully produced, and 0.75% working interest in the B-1 well, which was not successfully produced. Mr. Martin and Mr. Moe assigned their working interest back to the Company in September 2007 and January 2008, respectfully. They were jointly paid $27, 807 for their working interest.
     On January 10, 2007, the Company approved the individual participation of Terrence J. Dunne (former Chief Financial Officer and Director and greater than 5% shareholder) in the Krotz Springs project for the Haas-Hirsch No. 1 well in St. Landry Parish Louisiana. The Company was the operator of this project during the drilling phase which began in January 2007. The Company has a 12.5% working interest in this project. Mr. Dunne has a 2.5% working interest in the project. Upon the conclusion of drilling and the completion stage the Company ceased to function as the operator of the project. Mr. Dunne contributed $229,953 for his working interest in this project.
     To avoid even the perception of conflict of interest, the Company now prohibits any form of individual equity participation by any employee or director in any Company business activity.
SECURITY OWNERSHIP
Principal shareholders and directors control the Company through substantial voting power
     Our two largest principal beneficial shareholders, along with six directors and officers of the Company own and control about 25% percent of our outstanding common stock.
     Our shareholders do not have the right to cumulative voting in the election of our directors. Cumulative voting could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Conversely, if our principal beneficial shareholders and directors wish to act in concert, they would be able to vote to appoint directors of their choice, and otherwise directly or indirectly, control the direction and operation of the Company.

Security Ownership of Certain Beneficial Owners, Executive Management and Directors
     As of May 12, 2008, the record date, based on information available to the Company, the following table shows the beneficial ownership of the Company’s voting securities (common stock and Series A Convertible Preferred shares) by: (i) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) each current director and director nominee of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table appearing on page 21; and (iv) all of the current directors and executive officers of Daybreak as a group. The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of voting stock listed as beneficially owned.

		Amount and Nature	Total	Percent
		of Beneficial	Beneficial	of
Class of Stock	Name of Beneficial Owner	Ownership(1)	Holdings(2)	Class(3)
Common(4)	Terrence J. Dunne	3,923,804	3,923,804	8.8
	601 W. Main Ave, Suite 1017
	Spokane, WA 99201

	Keith A. Hooper(5)	3,176,077	3,176,077	7.1
	1529 W. Adams St.
	Chicago, IL 60607

	Timothy R. Lindsey	200,000	200,000	*
	Interim President and Chief Executive Officer and
	Director

	Bennett W. Anderson	300,000	300,000	*
	Chief Operating Officer

	Robert Martin	1,380,000(6)	1,380,000(6)	*
	Senior Vice President, Exploration

	James F. Westmoreland	—	—	*
	Executive Vice President and Chief Financial Officer

	Thomas C. Kilbourne	925,572(7)	925,572(7)	*
	Controller and Assistant Corporate Secretary

	Dale B. Lavigne	822,555	822,555	*
	Chairman of the Board

	Ronald D. Lavigne	645,414	645,414	*
	Director

	James F. Meara	—	—	*
	Director

	All (8) directors and executive officers as a group	4,273,672	4,273,672	*

Series A Convertible	William Hieronymus	75,000	75,000	5.75
Preferred Stock(8)	15 Reservoir Rd.
	Wayland, MA 01778

	Tensas River Farms I,II,III	66,667	66,667	5.48
	551 Lawrence 5470
	Alicia, AR 72410

	Illig, Ltd.	70,000	70,000	5.48
	707 S. Rock
	Georgetown, TX 78626

(1)	Includes shares held directly or indirectly by 5% or higher shareholders, directors and executive officers over which they have voting power and/or the power to dispose of such shares. Unless otherwise noted, each individual or member of the group has the sole power to vote and the sole power to dispose of the shares listed as beneficially owned.

(2)	To reflect “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, this column includes shares as to which each individual has the right to acquire within sixty days,

(3)	Percent of class is shown only for holdings of 1% or more.

(4)	Based upon 44,566, 299 shares of common stock outstanding as of May 12, 2008 entitled to one vote per share.

(5)	Includes 2,936,077 shares held directly or as a trustee by Mr. Hooper; and 240,000 shares held indirectly by Hooper Group, a company controlled by Mr. Hooper.

(6)	Mr. Martin’s shares are held by 413294 Alberta Ltd., a Canadian Company, a company controlled by Mr. Martin.

(7)	Includes 3,000 shares owned in a custodial account for Mr. Kilbourne’s daughter.

(8)	The Preferred shares have the ability to vote together with the common stock with a number of votes equal to the number of shares of common stock to be issued upon conversion of the preferred stock. Each Series A Convertible Preferred share can be converted to three common stock shares at any time. As of May 12, 2008, the record date, there were 1,206,646 shares of Daybreak Series A Convertible Preferred Stock outstanding and entitled to 3,619,391 votes at the Annual Meeting, which number is equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted on the record date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and certain persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of any forms that they file. We assist our directors and executive officers in complying with these requirements and are required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due.
     With respect to our officers and directors, based on our review of such reports, we believe that all such Section 16(a) reports were timely filed during fiscal year 2008, with the exception of a late filing of a Form 4 for Mr. Thomas C. Kilbourne with respect to a sale of shares of the Company’s common stock in April 2007.
PROPOSALS OF SHAREHOLDERS
     Under Rule 14a-8 of the Exchange Act, shareholder’s proposals may be eligible for inclusion in our 2009 Proxy Statement. We must receive any shareholder’s proposal intended to be presented at the 2009 Annual Meeting at our principal executive offices no later than February 26, 2009, if the proposal is to be considered for inclusion in our Proxy Statement relating to the 2009 Annual Meeting. In addition, in order for a matter proposed by a shareholder to be considered at the 2009 Annual Meeting, it must be made timely. To be made timely, a shareholder must give notice in accordance with the Amended and Restated Bylaws between January 27, 2009 and February 26, 2009. Nominations for election of directors by shareholders must be received by the Corporate Secretary at our principal executive office between January 27, 2009 and February 26, 2009 to be properly nominated before the 2009 Annual Meeting, although we are not required to include such nominees in our Proxy Statement.
     In accordance with our Amended and Restated Bylaws; however, if the date of the 2009 Annual Meeting of Shareholders is changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the shareholder notice must be received by us not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.
     In addition, in the event a shareholder proposal is not submitted to us prior to February 26, 2009, the proxy to be solicited will authorize the proxies to vote the shares in accordance with their best judgment and discretion if a proposal is presented at the meeting without any discussion of the proposal in the proxy statement for such meeting.
FINANCIAL INFORMATION
     A copy of our Annual Report on Form 10-KSB, including the financial statements and any schedules and exhibits thereto, may be obtained without charge by written request to Karol L. Adams, Corporate Secretary, Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.
By Order of the Board of Directors,
/s/ Karol L. Adams
Karol L. Adams
Corporate Secretary
May 27, 2008
Spokane, Washington

YOUR VOTE IS IMPORTANT
Please complete, date, sign and mail
your proxy card in the envelope provided
as soon as possible.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY
DAYBREAK OIL AND GAS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
Annual Meeting—June 26, 2008
The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints KAROL L. ADAMS and JAMES F. WESTMORELAND, and each of them, his true and lawful agents and proxies with power of substitution in each, to represent and vote at the Annual Meeting to be held at 11:00 a.m. on June 26, 2008 at 601 W. Main Avenue, Spokane, Washington, 99201 or at any adjournment thereof, on all matters properly coming before said meeting, all shares of DAYBREAK OIL AND GAS, INC. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2). IN ADDITION, KAROL L. ADAMS, AND JAMES F. WESTMORELAND, AS PROXIES, ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE REVERSE SIDE OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
(Continued and to be dated and signed on the reverse side.)

DAYBREAK OIL AND GAS, INC. OFFERS YOU
THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-8302. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have this proxy card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on June 25, 2008.

Visit the Internet voting web site at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5:00 p.m. Eastern Time on June 25, 2008.
Simply complete sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒ Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals (1) and (2). In addition, KAROL L. ADAMS and JAMES F. WESTMORELAND, as proxies, are authorized to vote in their discretion on any other matters that may properly come before the meeting.

1. Election of Directors; Nominees:	FOR (to vote for all nominees) ☐	WITHHOLD AUTHORITY ☐	* EXCEPTIONS ☐	2.	Ratification and approval of Malone & Bailey, PC as our independent public accountants for the fiscal year ending February 28, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				3.	In the discretion of the proxies, Karol L. Adams and James F. Westmoreland, upon such other matters as may properly come before the meeting.

*Exceptions					To change your address, please mark this box.

					To include any comments, please mark this box.

You are encouraged to specify your choices by marking the appropriate boxes above, but you do not need to mark any boxes if you wish to vote in accordance with our Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign, date and return this card.

				Date				, 2008

				Signature

				Signature, if held jointly

				Note: Executors, administrators, trustees, etc., please give your full title. If a corporation, please sign full corporate name by duly authorized officer. Joint owners should each sign personally.